UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2004

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2004, Best Buy Co., Inc. announced certain changes among its executives approved by the registrant’s Board of Directors on December 2, 2004. The changes are designed to accelerate the registrant’s business strategy by aggregating resources in three key growth areas.

The registrant announced that Allen U. Lenzmeier, previously the registrant’s President and Chief Operating Officer, has been named Vice Chairman. The position of President and Chief Operating Officer is not being filled at this time. The registrant also announced Mr. Lenzmeier’s intention to retire at the beginning of the registrant’s fiscal year 2007, which commences on February 26, 2006.

The registrant also announced the promotion of Brian J. Dunn to President – Retail, North America; the new role of John C. Walden as Executive Vice President – Customer Business Group; and the promotion of Shari L. Ballard to Executive Vice President – Human Capital and Leadership. All changes are effective December 6, 2004. Finally, the registrant announced that Michael P. Keskey, former President – U.S. Retail Stores, resigned on December 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 7, 2004	/s/ Bruce H. Besanko
Bruce H. Besanko
Vice President – Finance